Exhibit 99.1

JDSU ANNOUNCES FISCAL 2012 FOURTH QUARTER AND YEAR END RESULTS

Fourth Quarter

•                  GAAP Revenue and Non-GAAP Revenue of $439.3 million

•                  GAAP Gross margin of 41.6%; Non-GAAP Gross margin of 45.0%

•                  GAAP EPS of $(0.10); Non-GAAP EPS of $0.15

Fiscal 2012

•                  GAAP Revenue of $1,682.1 million; Non-GAAP Revenue of $1,682.7 million

•                  GAAP Gross margin of 42.2%; Non-GAAP Gross margin of 46.1%

•                  GAAP EPS of $(0.25); Non-GAAP EPS of $0.59

Milpitas, California, August 14, 2012 — JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its fourth fiscal quarter and year ended June 30, 2012.

On a GAAP basis, net revenue for the fourth fiscal quarter of 2012 was $439.3 million and net loss was $(24.3) million, or $(0.10) per share.  This compares to net revenue of $409.2 million and net loss of $(17.4) million, or $ (0.08) per share for the prior quarter, and net revenue of $471.8 million and net income of $9.3 million, or $0.04 per share for the fourth fiscal quarter of 2011. The GAAP net loss for the fourth fiscal quarter is inclusive of a $23.7 million impairment charge of certain long-lived assets and $10.5 million of insurance proceeds associated with the Thailand flood.

For fiscal 2012, net revenue of $1,682.1 million decreased 6.8% from $1,804.5 million for fiscal 2011. The net loss for fiscal 2012 of $(57.7) million, or $(0.25) per share, compared to a net income of $71.6 million, or $0.31 per share, for fiscal 2011.

On a non-GAAP basis, net revenue for the fourth fiscal quarter of 2012 was $439.3 million and net income was $35.3 million or $0.15 per share.  This compares to non-GAAP net revenue of $409.2 million and net income of $25.3 million, or $ 0.11 per share for the prior quarter, and non-GAAP net revenue of $472.3 million and net income of $53.9 million or $0.23 per share for the fourth fiscal quarter of 2011.

For fiscal 2012 non-GAAP net revenue of $1,682.7 million decreased 7.4% from $1,816.2 million for fiscal 2011.  The non-GAAP net income for fiscal 2012 of $137.3 million, or $0.59 per share, compared to a non-GAAP net income of $216.7 million, or $0.93 per share, for fiscal 2011.

“JDSU’s execution on its strategic priorities is leading to market share gains and financial leverage despite challenging economic conditions,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “Our focus on innovation and operational excellence accelerated in fiscal 2012 and we look forward to advancing our target business model in fiscal 2013.”

Financial Overview — Fourth Fiscal Quarter Ended June 30, 2012

All numbers in this section are non-GAAP unless stated otherwise.

•                  Net revenue of $439.3 million increased 7.4% compared to the prior quarter and decreased 7.0% compared to the fourth quarter of fiscal 2011.

•                  Gross margin was 45.0% compared to 45.5% in the prior quarter and 46.7% in the fourth quarter of fiscal 2011.

•                  Operating margin was 8.7% compared to 7.3% in the prior quarter and 12.3% in the fourth quarter of fiscal 2011.

•                  Communications Test and Measurement revenue of $196.2 million increased by 10.3% compared to the prior quarter and decreased 7.1% compared to the fourth quarter of fiscal 2011. Revenue from this segment represented 44.7% of total net revenue.

•                  Communications and Commercial Optical Products revenue of $185.0 million increased 6.9% compared to the prior quarter and decreased 8.6% compared to the fourth quarter of fiscal 2011.  Revenue from this segment represented 42.1% of total net revenue.

•                  Optical Communications revenue of $155.4 million increased 8.5% compared to the prior quarter and decreased 10.9% compared to the fourth quarter of fiscal 2011.

•                  Commercial Lasers revenue of $29.6 million decreased 1.0% compared to the prior quarter and increased 6.5% compared to the fourth quarter of fiscal 2011.

•                  Advanced Optical Technologies revenue of $58.1 million decreased less than 1% compared to the prior quarter and decreased 1% compared to the fourth quarter of fiscal 2011.  Revenue from this segment represented 13.2% of total net revenue.

•                  Americas’ customers represented 54% of total net revenue for the quarter. EMEA and Asia-Pacific customers represented 22% and 24%, respectively, of total net revenue for the quarter.

•                  The Company held $752.7 million in total cash and investments and generated $38.0 million of cash from operations for the quarter ended June 30, 2012.

Business Outlook

For the first quarter of fiscal 2013, ending September 29, 2012, the Company expects non-GAAP net revenue to be in the range of $415 — $435 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on August 14, 2012 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors.  The Company will post and distribute slides outlining the Company’s latest financial results concurrent with this earnings press release. These slides are supplementary and will not be discussed during the earnings call. They will be posted on www.jdsu.com/investors under the “Financial Information” section. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) innovates and collaborates with customers to build and operate the highest-performing and highest-value networks in the world.  Our diverse technology portfolio also fights counterfeiting and enables high-powered commercial lasers for a range of applications.  Learn more about JDSU at www.jdsu.com and follow us on JDSU Perspectives, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, cash flow, market share and other financial metrics, and the impact and duration of certain market conditions; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things:  (a) continuing general limited visibility across many of our product lines, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and in the longer term, could reduce our business potential; (d) continued decline of average selling prices across our businesses; (e)  notable seasonality and a significant level of in-quarter book-and-ship business experience by our Communications Test and Measurement business; (f)  various product and manufacturing transfers, site consolidations and product discontinuances in which we are currently engaged, that have caused and may cause short term disruptions; (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; and (h) inherent uncertainty related to global markets and the effect of such markets on demand for our products.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors:  Cherryl Valenzuela, 408-546-4521, or cherryl.valenzuela@jdsu.com

Press:  Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA -

JDS UNIPHASE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
Net revenue	$439.3	$471.8	$1,682.1	$1,804.5
Cost of sales	241.8	253.3	913.5	956.7
Amortization of acquired technologies	14.8	14.4	58.6	56.9
Gross profit	182.7	204.1	710.0	790.9
Operating expenses:
Research and development	64.3	62.7	246.0	239.9
Selling, general and administrative	107.4	109.7	429.0	437.1
Amortization of other intangibles	7.3	7.6	28.9	32.2
Loss on disposal and impairment of long-lived assets	23.9	1.3	24.8	1.5
Restructuring and related charges	5.0	4.4	12.5	14.8
Total operating expenses	207.9	185.7	741.2	725.5
Loss (income) from operations	(25.2)	18.4	(31.2)	65.4
Interest and other income (expense), net	10.3	0.4	11.2	2.2
Interest expense	(7.2)	(6.5)	(27.3)	(25.4)
Gain on sale of investments, net	0.3	—	1.6	3.4
Loss (income) before income taxes	(21.8)	12.3	(45.7)	45.6
Provision for (benefit from) income taxes	2.5	3.0	12.0	(26.0)
Net (loss) income	$(24.3)	$9.3	$(57.7)	$71.6

Net loss (income) per share from:
Basic	$(0.10)	$0.04	$(0.25)	$0.32
Diluted	$(0.10)	$0.04	$(0.25)	$0.31

Shares used in per share calculation:
Basic	231.7	227.2	230.0	224.4
Diluted	231.7	235.7	230.0	232.6

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	July 2,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$401.1	$395.4
Short-term investments	320.5	297.4
Restricted cash	31.1	35.9
Accounts receivable, net	305.8	334.0
Inventories, net	174.5	171.2
Prepayments and other current assets	77.2	70.2
Total current assets	1,310.2	1,304.1
Property, plant and equipment, net	252.7	248.9
Goodwill	68.7	67.4
Intangible assets, net	176.9	275.4
Long-term investments	1.3	2.9
Other non-current assets	57.6	52.0
Total assets	$1,867.4	$1,950.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117.6	$145.4
Short-term debt	292.8	—
Accrued payroll and related expenses	68.6	76.7
Income taxes payable	20.7	21.5
Deferred revenue	81.2	83.5
Accrued expenses	35.3	50.5
Other current liabilities	37.9	41.0
Total current liabilities	654.1	418.6
Long-term debt	—	285.8
Other non-current liabilities	176.6	180.9
Total stockholders’ equity	1,036.7	1,065.4
Total liabilities and stockholders’ equity	$1,867.4	$1,950.7

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net revenue:
Communications Test and Measurement	$196.2	$211.3	$755.4	$814.7
Communications and Commercial Optical Products	185.0	202.3	701.6	770.8
Advanced Optical Technologies	58.1	58.7	225.7	230.7
Deferred revenue related to purchase accounting adjustment	—	(0.5)	(0.6)	(11.7)
Net revenue	$439.3	$471.8	$1,682.1	$1,804.5

Operating income (loss):
Communications Test and Measurement	$26.1	$30.4	$98.3	$119.4
Communications and Commercial Optical Products	15.7	32.2	72.0	130.0
Advanced Optical Technologies	19.4	20.0	72.7	77.7
Corporate	(23.0)	(24.4)	(89.3)	(96.4)
Total segment operating income	38.2	58.2	153.7	230.7
Unallocated amounts:
Stock based compensation	(11.6)	(11.5)	(49.1)	(41.4)
Acquisition-related charges and amortization of intangibles	(21.2)	(22.5)	(87.2)	(100.9)
(Loss) on disposal and impairment of long-lived assets	(23.9)	(1.3)	(24.8)	(1.5)
Restructuring and related charges	(5.0)	(4.4)	(12.5)	(14.8)
Realignment and other charges	(1.7)	(0.1)	(11.3)	(6.7)
Interest and other income (expense), net	10.3	0.4	11.2	2.2
Interest expense	(7.2)	(6.5)	(27.3)	(25.4)
Gain on sale of investments, net	0.3	—	1.6	3.4
(Loss) gain before income taxes	$(21.8)	$12.3	$(45.7)	$45.6

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share financial measures as supplemental information regarding the Company’s operational performance.  The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors.  Specifically, management uses these items to further its own understanding of the Company’s core operating performance.  The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management.  The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Revenue from acquisition related deferred revenue: The Company excludes the fair value adjustment to acquisition related deferred revenue when calculating non-GAAP revenue.  The Company believes that the non-GAAP revenue provides useful information for the investors as they review for underlying trends in the business and facilitate the investors’ comparisons of the Company’s revenue performance with prior and future periods and to the Company’s peers.

Cost of sales, costs of research and development and costs of selling, general and administrative: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation under authoritative guidance, and (v) other non-recurring charges comprising mainly of updates for environmental obligation reserves, one-time acquisition, integration, litigation contingency and other costs. The Company excludes these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share.  The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Amortization of intangibles from acquisitions: The Company records amortization expense related to intangibles. These expenses are included in its GAAP presentation of cost of sales and operating expense, related to the various acquisitions it has made. The Company excludes these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share.  The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its “core operating performance” on cost of sales and operating expenses.

Impairment of long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the impairment of long-lived assets in accordance with authoritative guidance. These adjustments typically occur when the financial performance of the business utilizing the affected assets falls below the carrying value of the long lived assets.  Accordingly, the related asset value impairments are non-recurring and generally unpredictable.  The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance.  The Company’s historical adjustments to the carrying value of certain of its assets under authoritative guidance, as well as the methodology used by the Company in assessing the same, are more particularly described in its annual report on Form 10-K.

Other income and non cash interest expense: From time to time, the Company may receive proceeds for various insurance claims which are included under Interest and other income (expense), net. The Company incurs non-cash interest expense accounted for under the authoritative guidance on convertible debt instruments, which requires to separately account for the liability (debt) and equity (conversion option) components of such instruments. The Company believes that eliminating these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share, is useful to investors. The Company believes this GAAP measure is not indicative of its “core operating performance”.

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions.  The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share.  The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets.  Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. Impairment of investments is included under Interest and other income (expense), net. The Company excludes these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share. The Company believes this GAAP measure is not indicative of the Company’s “core operating performance”.

In fiscal 2011, the Company included a tax benefit related to a release of deferred tax valuation allowance for a foreign jurisdiction. The Company excluded this item for the purposes of calculating non-GAAP net income and non-GAAP net income per share. The Company believes this GAAP measure does not provide a meaningful evaluation of current versus past “core operational performance”.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share.  The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile GAAP measures to non-GAAP measures:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	June 30,		July 2,		June 30,		July 2,
	2012		2011		2012		2011
	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS
GAAP measures	$(24.3)	$(0.10)	$9.3	$0.04	$(57.7)	$(0.25)	$71.6	$0.31
Items reconciling GAAP net income and EPS to non-GAAP net income and EPS:

Related to net revenues:
Deferral of revenues related to purchase accounting	—	—	0.5	—	0.6	—	11.7	0.05

Related to cost of sales:
Stock-based compensation expenses	2.3	0.01	1.4	0.01	7.8	0.03	5.4	0.02
Other non-recurring charges	(2.1)	(0.01)	0.1	—	(0.9)	—	0.5	—
Amortization of acquired developed technologies	14.8	0.06	14.4	0.06	58.6	0.25	56.9	0.25
Total related to gross profit	15.0	0.06	16.4	0.07	66.1	0.28	74.5	0.32

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.8	0.01	2.4	0.01	11.6	0.05	8.7	0.04
Other non-recurring charges	—	—	—	—	—	—	0.2	—
Selling, general and administrative:
Stock-based compensation expenses	6.5	0.03	7.7	0.04	29.7	0.13	27.3	0.12
Other non-recurring charges	2.9	0.01	—	—	11.3	0.05	6.1	0.03
Amortization of intangibles	7.3	0.03	7.6	0.03	28.9	0.12	32.2	0.14
Loss on disposal and impairment of long-lived assets	23.9	0.11	1.3	—	24.8	0.11	1.5	—
Restructuring and related charges	5.0	0.02	4.4	0.02	12.5	0.05	14.8	0.06
Total related to operating expenses	48.4	0.21	23.4	0.10	118.8	0.51	90.8	0.38

Interest and other income (expense), net	(8.6)	(0.04)	—	—	(8.3)	(0.04)	(0.7)	—
Non-cash interest expense	5.1	0.02	4.8	0.02	20.0	0.09	18.8	0.09
(Gain) on sale of investments, net	(0.3)	—	—	—	(1.6)	—	(3.4)	(0.02)
Benefit for income taxes	—	—	—	—	—	—	(34.9)	(0.15)
Total related to net income & EPS	59.6	0.25	44.6	0.19	195.0	0.84	145.1	0.62
Non-GAAP measures	$35.3	$0.15	$53.9	$0.23	$137.3	$0.59	$216.7	$0.93

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

GAAP net revenue	$439.3	$471.8	$1,682.1	$1,804.5
Deferral of revenues related to purchase accounting adjustment	—	0.5	0.6	11.7
Non-GAAP net revenue	$439.3	$472.3	$1,682.7	$1,816.2